UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – May 7, 2013

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Our 2013 Annual Meeting of Shareholders was held on May 7, 2013 at the Company's corporate headquarters. Our shareholders voted on three proposals at the Annual Meeting. The proposals are described in detail in our definitive proxy statement dated March 27, 2013. As of March 11, 2013, the record date, there were 34,612,051 shares outstanding. Shareholders representing 31,820,664 or 91.93%, of the common shares outstanding were present in person or were represented by proxy. The final results for the votes on each proposal are set forth below.

Proposal 1: Our shareholders elected the following directors to serve on our Board until the 2014 Annual Meeting of Shareholders.

Name	For	Withheld	Broker Non-Votes
Mark A. Buthman	29,836,060	33,623	1,950,981
William F. Feehery	29,841,746	27,937	1,950,981
Thomas W. Hofmann	29,832,267	37,416	1,950,981
L. Robert Johnson	29,797,357	72,326	1,950,981
Paula A. Johnson	29,844,971	24,712	1,950,981
Douglas A. Michels	29,841,646	28,037	1,950,981
Donald E. Morel, Jr.	29,095,547	774,136	1,950,981
John H. Weiland	29,357,584	512,099	1,950,981
Anthony Welters	28,718,098	1,151,585	1,950,981
Patrick J. Zenner	29,351,922	517,761	1,950,981

Proposal 2: Our shareholders approved, on an advisory basis, named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
28,230,633	1,627,279	11,771	1,950,981

Proposal 3: Our shareholders ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2013 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
31,110,283	703,531	6,850	Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Senior Vice President,
General Counsel and Secretary

May 8, 2013